EXHIBIT 1




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                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------



     This REGISTRATION RIGHTS AGREEMENT is dated as of January 3, 2000 between SEI Investments B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands ("Seller") and Avnet, Inc., a New York corporation ("Purchaser").

                              W I T N E S S E T H :

     WHEREAS, Seller and Purchaser have entered into a Share Purchase Agreement of even date herewith (the "Share Purchase Agreement") providing for the sale and transfer of shares of Eurotronics B.V. (the "SEI Shares") by Seller to Purchaser;

     WHEREAS, the Share Purchase Agreement calls for the issuance by Purchaser to Seller of 1,171,270 shares of common stock, par value $1.00 per share, of Purchaser ("Consideration Shares"). As a condition to the sale by Seller of the SEI shares to Purchaser, the Purchaser has agreed to provide registration rights with respect to the Consideration Shares as set forth in this Agreement;

     In   consideration   of  the  premises,   and  of  the  mutual   covenants,
representations, warranties and agreements herein contained, the parties hereto agree as follows:

     1. Certain Definitions.
        --------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Affiliate" means, as applied to any person, any other person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person at the time at which the determination of affiliation is made. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, voting rights or other ownership interests, by contract or otherwise.

          (b) "Closing Date" shall mean the Closing Date specified in the Share Purchase Agreement.





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          (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (d) "Exchange Act" shall mean the Securities  Exchange Act of 1934, or
     any  successor   thereto,   and  the  rules  and  regulations   promulgated
     thereunder, all as the same shall be amended from time to time.

          (e) The term "holder" shall mean the Seller and/or any Affiliate of the Seller which, on the Closing Date, becomes the holder of record of any Registrable Securities, and their respective successors and assigns pursuant to Section 8(d) of this Agreement.

          (f)  The  term  "person"  shall  mean  a   corporation,   association,
     partnership or other entity or an individual, government or political subdivision thereof or governmental agency.

          (g)  "Registration  Expenses"  shall  have the  meaning  set  forth in
     Section 4 of this Agreement.

          (h) "Registrable Securities" shall mean the Consideration Shares purchased pursuant to the Share Purchase Agreement, and any securities into which or for which the Consideration Shares may hereafter be changed, converted or exchanged, and any other shares or securities issued with respect to the Consideration Shares to holders of the Consideration Shares; provided, however, that securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and they have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or
     (ii) they have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act.

          (i) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

          (j) "Shelf Registration" shall have the meaning set forth in Section 2 of this Agreement.



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     2. Registration Under the Securities Act.
        --------------------------------------

     Purchaser shall file on or prior to a date that is 11 business days after the Closing Date, but not prior to the Closing Date, a "shelf" registration statement providing for the offer and sale by the holders of all the Registrable Securities, on an appropriate form pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission (the "Shelf Registration"). Purchaser agrees to use its reasonable best efforts to cause such Shelf Registration to be declared effective as promptly as practicable after such filing and to keep such Shelf Registration continuously effective for a period ending on the earlier of (x) the second anniversary of the Closing Date and (y) the earliest time the Registrable Securities can all be sold by the Seller in a single transaction pursuant to Rule 144 under the Securities Act. Purchaser further agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form used by Purchaser for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration.

     Notwithstanding anything herein to the contrary, Purchaser shall be entitled to delay such filing and/or the effective time of the Shelf Registration for up to 60 days if Purchaser shall determine in good faith that such filing or effectiveness is reasonably likely to interfere with a pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other corporate action or policies of the Company, it being understood that Purchaser shall be entitled to delay only twice for up to 60 days in the aggregate.

     3. Registration Procedures.
        ------------------------

     In connection with Purchaser=s obligations with respect to the Shelf Registration pursuant to Section 2 hereof, Purchaser shall use its reasonable best efforts to effect or cause the registration of the Registrable Securities under the Securities Act to permit the offer and sale of such Registrable Securities by the holders thereof in accordance with the holders' intended method or methods of distribution thereof, and pursuant thereto, Purchaser shall, as soon as reasonably possible:

          (a) prepare and file with the Commission a registration statement or registration statements with respect to the Shelf Registration on any form which may be utilized by Purchaser and which shall permit the disposition of the Registrable Securities in accordance with the method or methods thereof disclosed to Purchaser by the holders, and use its reasonable best efforts to cause such registration statement or registration statements to become effective as promptly as practicable after filing;

          (b) prepare and file with the Commission such amendments and supplements to a registration statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the applicable period specified in Section 2 hereof, and comply with the provisions of



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     the Exchange Act and the Securities Act with respect to the  disposition of all of the Registrable Securities to be included in such registration statement during such applicable period in accordance with the methods of disposition disclosed to Purchaser by the holders;

          (c) not less than five business days before filing a registration statement or related prospectus with respect to a Shelf Registration or any amendments or supplements thereto, furnish to each holder of Registrable Securities covered by such Shelf Registration and their counsel and managing underwriters, if any, copies of all such documents proposed to be filed (including exhibits), and Purchaser will not file any such document with the Commission if (i) in the case of the registration statement, the holders of a majority of the Registrable Securities included in such registration statement shall reasonably object to such filing within three business days of their receipt of such document or (ii) any holder shall reasonably object to information in such a document concerning such holder within three business days of its receipt of such document;

          (d) promptly notify the selling holders of Registrable Securities to be included in a registration statement hereunder and the managing underwriters, if any, of the Registrable Securities being sold and (if requested by any such person) confirm such advice in writing, (i) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Purchaser of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (e) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

          (f) in connection with an underwritten offering of Registrable Securities, promptly prepare a revised prospectus, a prospectus supplement or post-effective amendment that complies with the Securities Act and that includes such information that Purchaser and the managing underwriter or underwriters of such offering may deem



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     reasonably  appropriate;  and make all required  filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be included in such prospectus supplement or post-effective amendment;

          (g) furnish to the holders of Registrable Securities to be included in a registration statement hereunder and each underwriter, if any, of the Consideration Shares being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and such other documents as such holder and underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders; at any time when such holders have not been given notice of the occurrence of any event described in Section 3(d)(iii), (iv) or (v) above, or when Purchaser has not been given the notice described in the last sentence of Section 3, Purchaser consents to the use of the prospectus or any amendment or supplement thereto by the selling holders of Registrable Securities and the underwriters in connection with the offering and sale of the Registrable Securities covered by the prospectus or any supplement or amendment thereto;

          (h) use its reasonable best efforts to (i) register or qualify the Registrable Securities to be included in a registration statement hereunder under such other securities laws or blue sky laws of such jurisdictions in the United States as the holders of such Registrable Securities and each managing underwriter, if any, of the Registrable Securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and
     (iii) take any and all such actions as may be reasonably necessary or advisable to enable such holders and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that Purchaser shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(h), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

          (i) use its reasonable best efforts to cause all of the Registrable Securities to be included in a registration statement hereunder to be registered with or approved by such other United States governmental agencies or authorities as may be necessary by virtue of the business and operations of Purchaser to enable the holder or holders thereof to consummate the disposition of such Registrable Securities;

          (j) cooperate with the holders of the Registrable Securities to be included in a registration statement hereunder and the managing underwriters, if any, to furnish for delivery at least two business days prior to the closing of any sale certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be



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     registered in such names as the managing  underwriters may request at least two business days prior to any sale of the Registrable Securities;

          (k) enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as the holders of a majority of the Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, and in connection with an underwritten offering, at the request of the holders of a majority of the Registrable Securities or the managing underwriters, (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made in an underwritten offering; (ii) obtain such opinions of counsel to Purchaser (which may be Purchaser's General Counsel) in customary form and covering such matters of the type customarily covered by such opinion as the managing underwriters may reasonably request, addressed to the underwriters and dated the date of the closing under the underwriting agreement; (iii) obtain "cold comfort" letters from the independent certified public accountants of Purchaser addressed to the underwriters and dated the effective date of such registration statement and the date of the closing under the underwriting agreement, such letters to be in customary form and covering such matters of the type customarily covered by such letters; and
     (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Purchaser;

          (l) use its reasonable best efforts to list all such Registrable Securities on each securities exchange and automated inter-dealer quotation system on which such Registrable Securities are then listed or admitted for trading;

          (m) use its reasonable efforts to assist the holders of Registrable Securities in the marketing of Registrable Securities in connection with such registration hereunder, it being understood that no directors, officers or other representatives of Purchaser will be required to attend any "road shows" or analyst or investor presentations in connection with the Shelf Registration; and

          (n) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least twelve months which shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder.

     Notwithstanding anything herein to the contrary, at any time after the effectiveness of the Shelf Registration, Purchaser shall be entitled by notifying the holders of the Registrable Securities to postpone or suspend for a reasonable period of time (not to exceed 90 days in the aggregate minus the number of days, if any, used by Purchaser pursuant to the last



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sentence of Section 2) the offering of any  Registrable  Securities if Purchaser shall determine in good faith that such offering is reasonably likely to interfere with a pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other corporate action or policies of Purchaser. If Purchaser elects to so postpone or suspend the offering of any Registrable Securities, the Purchaser shall, to the extent necessary, amend or supplement the registration statement for the Shelf Registration to permit the offering of Registrable Securities immediately following the end of such postponement or suspension (it being understood that Purchaser may so postpone or suspend the offering of Registrable Securities only twice in any 365 day period for a period not to exceed in the aggregate 90 days minus the number of days, if any, used by Purchaser pursuant to the last sentence of Section 2.

     Upon the occurrence of any event described in Section 3(d)(v) above, Purchaser shall prepare and furnish to each holder included in such registration statement and underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each holder of Registrable Securities agrees that upon receipt of any notice from Purchaser of the happening of any event of the kind described in Section 3(d)(v) hereof, such holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such holder receives copies of such amended or supplemented registration statement or prospectus, and if so directed by Purchaser, such holder shall deliver to Purchaser (at Purchaser=s expense) all copies, other than permanent file copies, then in such holders' possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

     Purchaser may require the holders of Registrable Securities to furnish to Purchaser such information regarding such holder and the plan of distribution of such Registrable Securities as Purchaser may from time to time reasonably request in order to comply with the Securities Act. Without limiting the foregoing, Purchaser may exclude a holder's Registrable Securities from any Shelf Registration, or (if Seller is the only holder) suspend its preparation of the Shelf Registration, if such holder has not furnished to Purchaser in writing, within five business days after the Closing Date, the information with respect to such holder and its intended plan of distribution which is required by Items 507 and 508 of Regulation S-K under the Securities Act for disclosure in the shelf registration statement or the prospectus included therein, it being understood, however, that Purchaser shall (i) promptly include in such Shelf Registration the Registrable Securities of any holder who provides such information following such five business day period and (ii) file the Shelf Registration or an appropriate amendment thereto on or prior to the date that is ten business days after Purchaser receives such information. The holders of Registrable Securities agree to notify Purchaser as promptly as practicable of any inaccuracy or change in information previously furnished by such holders to Purchaser or of the happening of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such holders or the



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distribution of such Registrable  Securities or omits to state any material fact regarding such holders or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to Purchaser any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such holders or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     4. Registration Expenses.
        ----------------------

     All expenses incident to Purchaser=s performance of or compliance with this Agreement, including, without limitation, all Commission and any National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Securities), document preparation and printing expenses, messenger and delivery expenses, fees and expenses of any escrow agent or custodian, internal expenses (including, without limitation, all salaries and expenses of Purchaser=s officers and employees performing legal or accounting duties), fees and disbursements of counsel and independent certified public accountants of Purchaser (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance), and fees and expenses of any other persons, including special experts, retained by Purchaser (collectively, the "Registration Expenses") will be borne by Purchaser. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel, advisors or experts retained by such holders.

     5. Indemnification.
        ----------------

     (a) Indemnification by Purchaser. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, Purchaser shall, and it hereby agrees to, indemnify and hold harmless the holders of the Registrable Securities, the directors and officers and partners of such holders, each person who participates as an underwriter in the offering or sale of such Registrable Securities, each officer, director or partner of such underwriter, and each other person, if any, who controls any such holder or any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the consent of Purchaser) to which such holder, such director, officer or partner of such holder, such underwriter, such officer, director or partner of such underwriter, or such controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities



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or  expenses  (including  all such  losses,  claims,  damages,  liabilities  and expenses arising out of any actions or proceedings, whether commenced or threatened) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that Purchaser shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission
made  in  such  registration  statement,   or  preliminary,   final  or  summary
prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to Purchaser by such person expressly for use in such registration statement or preliminary, final or summary prospectus, amendment or supplement (including such information provided to Purchaser pursuant to the second sentence of the last paragraph of Section 3 of this Agreement); and provided further, however, that Purchaser will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or prospectus, or in any amendment thereof or supplement thereto, to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if Purchaser had previously complied with the provisions of Section 3(g) hereof and if the untrue statement contained in or omission from such preliminary prospectus or prospectus was corrected in the
prospectus  as  then  amended  or   supplemented.   Such   indemnification   and
reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such holder, such director, officer or partner of such holder, such underwriter, such director, officer or partner of such underwriter, or such controlling person and shall survive the transfer of such Registrable Securities by such holder. If, in connection with any underwritten offering of Registrable Securities, the Purchaser enters into an underwriting agreement, the indemnification provisions of such underwriting agreement shall supersede the provisions of this Section 5(a) as between the Purchaser and the underwriters that are party to such underwriting agreement.

     (b) Indemnification by the Holders. Seller and any other holders of the Registrable Securities hereby agree, severally and not jointly, to indemnify and hold harmless Purchaser, each director and officer of Purchaser and each other person, if any who controls Purchaser within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in settlement effected with the consent of such holders) to which Purchaser, such director or officer or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses

(including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in such registration statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Purchaser by or on behalf of such holder expressly for use in such registration statement or preliminary, final or summary prospectus, amendment or supplement (including such information provided to Purchaser pursuant to the second sentence of the last paragraph of Section 3 of this Agreement); provided, however, that no such holder shall be liable to any such person under this
Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder=s Registrable Securities pursuant to such registration. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any of its directors, officers or controlling persons or any of such other holders of Registrable Securities or their respective directors, officers, partners and controlling persons and shall survive the transfer of such Registrable Securities by such holder. Each holder of Registrable Securities also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Purchaser provided in this Section 5(b).

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations other than under Section 5(a) or 5(b) hereof. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

     (d) Contribution.

          (i) If for any reason the indemnification provided for in Section 5(a) or Section 5(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities specifically covered by the indemnification provisions set forth in Section 5(a) or Section 5(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party. In no event shall a holder be required to contribute an amount greater then the dollar amount of the proceeds received by much holder with respect to the sale of any Registrable Securities.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (iii) The contribution provided for in this Section 5(d) shall survive, with respect to a holder of Registrable Securities, the transfer of Registrable Securities by such holder and with respect to a holder of

     Registrable Securities or Purchaser shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     (e) Other Indemnification. Indemnification and contribution similar to that specified in Sections 5(a) through 5(d) hereof (with appropriate modifications) shall be given by Purchaser and each holder of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of a governmental authority other than the Securities Act.

     (f) Payments. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder.

     6. Underwritten Offerings.
        -----------------------

     (a) Selection of Underwriters. If any of the Registrable Securities covered by the Shelf Registration pursuant to Section 2 hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the holders of a majority of the Registrable Securities, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to Purchaser.

     (b) Due Diligence Investigation. If requested by the managing underwriters of any underwritten offering of Registrable Securities pursuant to Section 2 hereof, Purchaser shall provide the underwriters of the Registrable Securities being sold and counsel for such underwriters, and the holders of such Registrable Securities and counsel for such holders the opportunity to participate in the preparation of any registration statement relating to such Registrable Securities, any prospectus included therein or filed with the Commission, and any amendment or supplement thereto (not including any document filed by Purchaser pursuant to Section 13 or 14(a) of the Exchange Act and incorporated by reference in a Shelf Registration); and make available for inspection by such persons such financial and other information, books and records of Purchaser and its subsidiaries, and cause the officers, directors and employees of Purchaser and its subsidiaries, and counsel and independent certified public accountants of Purchaser and its subsidiaries, to respond to such inquiries, as shall be reasonably necessary, in the opinion of respective counsel to such holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

     (c) Underwriting Agreement. If requested by the underwriters of any underwritten offering of Registrable Securities pursuant to Section 2 hereof, Purchaser shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to Purchaser, the underwriters and each holder of Registrable Securities to be distributed by such underwriters and to contain such representations and warranties by Purchaser and such other terms as are customarily contained in agreements of that type used by the managing underwriter or underwriters of such offerings, including, without limitation, terms with respect to indemnification and contribution, and related expense reimbursement, to the effect and to the extent provided in Section 5 hereof with such additional, alternative or modified terms as are customarily provided to such managing underwriter or underwriters. The holders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with Purchaser or the underwriters other than representations, warranties or agreements regarding such holders, such holders' Registrable Securities and such holders' intended methods of disposition with respect to the Registrable Securities.

     7. Rule 144.
        ---------

     Purchaser covenants to the holders of Registrable Securities that Purchaser shall timely file the reports required to be filed by it pursuant to Section 13 of the Exchange Act (as provided in subparagraph (c) (1) of Rule 144 adopted by the Commission under the Securities Act), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, Purchaser shall deliver to such holder a written statement as to whether it has complied with the requirements of the said subparagraph (c) (1).

     8. Miscellaneous.
        --------------

     (a) No Inconsistent Agreements. Purchaser covenants and agrees that it shall not grant registration rights with respect to any of its securities which are inconsistent with the registration rights contained in this Agreement applicable to the parties hereto and their permitted transferees.

     (b) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction. Any remedy under this Section 8(b) is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     (c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, when transmitted by fax, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to Purchaser, to Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034,
Attention: General Counsel (fax 602-643-7629), and if to Seller, to SEI Investments B.V., 2, rue de la Tour des Dames, 75009 Paris, France, Attention:
Marie-Christine Coisne (fax 331-4878-0517), or to such other address or fax number as any party may have furnished to the others in writing in accordance herewith.

     (d) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto. However, Seller may from time to time transfer any or all of the Registrable Securities and assign its rights and obligations under this Agreement to one or more Affiliates of Seller, provided that prior to any such transfer and assignment, (i) Seller furnishes to Purchaser an opinion of counsel reasonably satisfactory to Purchaser that such transfer of Registrable Securities may be effected without registration under the Securities Act, (ii) Seller furnishes to Purchaser information from which it can reasonably conclude that the proposed transferee is an Affiliate of Seller, (iii) such Affiliate agrees in writing to all the terms and conditions of this Agreement and to status as a holder hereunder, and (iv) Seller and such Affiliate promptly comply with the last paragraph of Section 3 of this Agreement for purposes of amending the registration statement and related prospectus covering the Registrable Securities. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (e) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard the conflicts of laws rules thereof and by applicable United States federal law.

     (f) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning of interpretation of this Agreement.

     (g) Entire Agreement; Amendments. This Agreement, together with the Share Purchase Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof or referred to in Section 9.4(a) of the Share Purchase Agreement contain the entire understanding of the parties with respect to their respective subject matter. This Agreement and the Share Purchase
Agreement and such other writings supersede all prior agreements and understandings between the parties with respect to their respective subject matter. This Agreement may be amended and the observance of any term of this

Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by Purchaser and the holders of a majority of the Registrable Securities at the time outstanding.

     (h) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                         SEI INVESTMENTS B.V.

                                         By: /s/Bruno Fine
                                             ------------------------
                                             Name:  Bruno Fine
                                             Title: Managing Director


                                         AVNET, INC.

                                         By:  /s/David R. Birk
                                              ----------------------------------
                                               Name:  David R. Birk
                                               Title: Senior Vice President and
                                                         General Counsel